Exhibit 99.2

              /C O R R E C T I O N -- CAM Commerce Solutions, Inc./

PR Newswire -- August 3, 2005

In the news release, CAM (Nasdaq: CADA) Reports 3rd Quarter Results, issued earlier today by CAM Commerce Solutions, Inc. over PR Newswire, we are advised by the company that the first paragraph, first sentence should read, "... pre-tax income for the three months ended June 30, 2005 increased 32% to $844,000..." rather than, "$845,000." Also, the second paragraph, second sentence, should read, "Net income for the quarter ended June 30, 2005 was $503,000..." rather than "$504,000" as originally issued inadvertently.

SOURCE  CAM Commerce Solutions, Inc.
    -0-                             08/03/2005 C LAW057
    /PRNewswire -- Aug. 3/
    (CADA)